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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         As independent petroleum engineers, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Energy Corporation (the "Company") of all references to our reports and our firm included in or made a part of the Company's Annual Report on Form 10-K for the year ended December 31, 1998. This registration statement on Form S-8 is to be filed on or about February 14, 2000.








                                             WILLIAMSON PETROLEUM CONSULTANTS,
                                             INC.

Midland, Texas
February 14, 2000